Exhibit T3A.2

The Companies Act, Cap. 50

The Republic of Singapore

Public Company Limited by Shares

Memorandum

and

Articles of Association

of

UNITED TEST AND ASSEMBLY CENTER LTD

Incorporated on the 26th day of November 1997

FORM 13

THE COMPANIES ACT

(CHAPTER 50)

SECTION 28(2)

Company No.

199708070H

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME OF COMPANY

This is to certify that UNITED TEST AND ASSEMBLY CENTER (5) LTD incorporated under the Companies Act on 26 November 1997 as a private company limited by shares and which became a public company limited by shares on 15 May 2000 did by a special resolution resolve to change its name to UNITED TEST AND ASSEMBLY CENTER LTD and that the company is now known by its new name with effect from 15 May 2000.

Given under my hand and seal on 15 May 2000.

MRS SERENA TAN

SR ASST REGISTRAR OF COMPANIES AND BUSINESSES

SINGAPORE.

THE COMPANIES ACT

(CHAPTER 5O)

SECTION 31(3)

CERTIFICATE OF INCORPORATION ON

CONVERSION TO A PUBLIC COMPANY	FORM 20

Name of Company: UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD

Company No : 199708070H

This is to certify that the above named company, which was on 26 November 1997 incorporated under the Companies Act as a company limited by shares, did on 15 May 2000 convert to a public company and that the name of the company now is UNITED TEST AND ASSEMBLY CENTER (S) LTD.

Given under my hand and seal on 15 May 2000.

MRS SERENA TAN

SR ASST REGISTRAR. OF COMPANIES AND BUSINESSES

SINGAPORE

FORM 13

THE COMPANIES ACT, CAP. 50

SECTION 28(2)

COMPANY NO.

199708070H

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME OF COMPANY

THIS IS TO CERTIFY THAT UNITED TEST CENTER SINGAPORE PTE LTD INCORPORATED UNDER THE COMPANIES ACT ON 26/11/1997 DID BY A SPECIAL RESOLUTION RESOLVE TO CHANGE ITS NAME TO UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD AND THAT THE COMPANY WHICH IS A PRIVATE COMPANY LIMITED BY SHARES IS NOW KNOWN BY ITS NEW NAME WITH EFFECT FROM 21/01/1999.

GIVEN UNDER MY HAND AND SEAL ON 21/01/1999.

MRS NG-LOU GEOK CHOO

ASSISTANT REGISTRAR OF COMPANIES AND BUSINESSES

SINGAPORE

FORM 9

THE COMPANIES ACT, CAP. 50

SECTION 19(4)

COMPANY NO.

199708070H

CERTIFICATE OF INCORPORATION OF PRIVATE COMPANY

THIS IS TO CERTIFY THAT UNITED TEST CENTER SINGAPORE PTE LTD IS INCORPORATED UNDER THE COMPANIES ACT, CAP. 50, ON AND FROM 26/11/1997 GIVEN UNDER MY HAND AND SEAL ON 26/11/1997 AND THAT THE COMPANY IS A PRIVATE COMPANY LIMITED BY SHARES.

GIVEN UNDER MY HAND AND SEAL ON 26/11/1997

MISS TAN SHOOK YNG

SENIOR ASST REGISTRAR OF COMPANIES AND BUSINESSES

SINGAPORE

NOTICE BY LOCAL COMPANY OF ALTERATION IN SHARE CAPITAL

OTHER THAN INCREASE IN CAPITAL

Name Of Company      :         United Test And Assembly Center Ltd

Company No.                         199708070H

At a general meeting of the members of the above named company duly convened and held at 5 Serangoon North Avenue 5, Singapore 554916 on 31 October 2003, the ordinary resolution set out below was duly passed.

ORDINARY RESOLUTION PASSED AT EXTRAORDINARY GENERAL MEETING

2.    Consolidation and Subdivision

It was resolved that contingent on the receipt of eligibility-to-list from the Singapore Exchange Securities Trading Limited (the “Exchange”) and pursuant to Article 9 of the Articles of Association of the Company, the share capital of the Company be consolidated by the consolidation of every three (3) ordinary shares of par value US$0.10 each to one (1) ordinary share of par value US$0.30 and the sub-division of every one (1) such ordinary share of par value US$0.30 into two (2) ordinary shares of par value US$0.15 each (“Share Consolidation”), as a result of which, the authorized capital of the Company of US$600,000,000 comprising 6,000,000,000 ordinary shares of par value US$0.10 each shall become US$600,000,000 comprising 4,000,000,000 ordinary shares of US$0.15 each and the issued and paid-up capital of the Company then prevailing shall be consolidated and sub-divided in the same manner, provided always that the Share Consolidation shall take effect on the later of the date of the passing of this Resolution or the date of the eligibility-to-list letter from the Exchange.

Dated 16 December 2003

Name:	LEE JOON CHUNG
Director

NOTICE OF RESOLUTION

Name Of Company	:	United Test And Assembly Center Ltd

Company No.	:	199708070H

At a general meeting of the members of the above named company duly convened and held at 5 Serangoon North Avenue 5, Singapore 554916 on 31 October 2003, the special resolution set out below was duly passed.

SPECIAL RESOLUTION PASSED AT EXTRAORDINARY GENERAL MEETING

1.     Adoption of New Articles of Association

It was resolved that contingent on the receipt of eligibility-to-list from the Singapore Exchange Securities Trading Limited (the “Exchange”), the draft Articles of Association in the form attached hereto and marked “Appendix 1” for the purposes of identification be and is hereby adopted in lieu of the existing Articles of Association of the Company with effect from the date of the passing of this Resolution or the date of the eligibility-to-list letter from the Exchange, whichever is the later.

Dated 31 October 2003

Name: T.P.F. JOON CHONG

Director

THE COMPANIES ACT, CAP. 50

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

UNITED TEST AND ASSEMBLY CENTER LTD

1.	The name of the Company is UNITED TEST AND ASSEMBLY CENTER LTD.

2.	The registered office of the Company will be situated in the Republic of Singapore.

3.	The objects for which the Company is established are:

(1)	To carry any or all of the business of importing, exporting, manufacturing, assembling, selling, purchasing, maintaining and providing technical support in all kinds of semiconductors.

(2)	To provide high value services in relation to all kinds of semiconductors which includes testing, visual mechanical, packing, wafersort and multiprobe.

(3)	To carry out research, investigation and development work of every description in relation to semiconductors and related services and to collect, collate, prepare and distribute (by way of sale, licence, concession or otherwise) the technology thereof and information and statistics thereto.

(4)	To carry on the business of an investment and holding company and to undertake and to transact all kinds of investment and agency business.

(5)	To carry on any other business incidental or related to the above objects which the Company capable of being carried on, or directly or indirectly to enhance the value of or render more profitable of the Company’s property and rights.

(6)	To carry on business as business consultants, market research consultants, business transfer agents, and to act as intermediaries in the introduction of sellers, purchasers and partners.

(7)	To carry on business as auctioneers, house agents, land and estate agents, appraisers, valuers, brokers, commission agents, surveyors and general agents, and to purchase or otherwise acquire, and to sell, let, or otherwise dispose of, real and personal property of every description.

(8)	To carry on the trade or business of builders and contractors for construction work of any kind and for the demolition of any structure.

(9)	To purchase or otherwise acquire or to carry on the manufacture of bricks, stone or other building material of any kind whatsoever and all implements, machinery, bulldozers, tractors, cranes, transport vehicles, scaffolding and all things used by builders and contractors.

(10)	To carry on the business as proprietors of restaurants, hotels, refreshment and tea rooms, cafes and milk and snack bars, tavern, beer-house, and lodging-housekeepers, licensed victuallers, wine, beer, and spirit merchants, brewers, maltsters, distillers, importers and manufacturers of aerated, mineral and artificial waters and other drinks, and as caterers and contractors in all their respective branches.

(11)	To carry on all or any of the businesses of importers, exporters, wholesalers, retailers, buyers, sellers, commission agents, installers, maintainers, repairers and dealers in machinery, tools, industrial appliances, technical and heavy mechanical equipment, machine parts, steel products, ships and related equipment, engineering products and hardware of every description.

(12)	To construct, hire, purchase, otherwise acquire and work ships and vessels of any class, and to establish and maintain lines or regular services of ships or other vessels, and generally to carry on the business of shipowners, and to enter into contracts for the carriage of mails, passengers, goods and cattle by any means, and either by its own vessels and other forms of transportation, or by or over the vessels, and modes or transportation of others.

(13)

To carry on the business of advertising contractors and agents; to acquire and dispose of advertising time, space or opportunities in any media; to undertake advertising and promotional campaigns of every nature, to acquire and provide promotional requisites of every kind and description, and to carry on any other business which may be usefully carried on in connection with such business, and to acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on business as such contractors or agents, or any other business which may be usefully carried on in connection therewith.

(14)	To undertake and carry on the office or offices and duties of custodian, executor, administrator, attorney or nominee of, or for, any person, company, corporation, association, scheme, trust fund, government, state, municipal or other body politic or corporate.

(15)	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

(16)	To acquire and undertake the whole or any part of the business, property, and liabilities of any person or Company carrying on any business which the Company is authorized to carry on, or possessed of property suitable for the purposes of the Company.

(17)	To apply for, purchase, or otherwise acquire any patents, patent rights, copyrights, trademarks, formulae, licences, concessions, and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to, any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company; and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account, the property, rights, or information so acquired.

(18)	To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(19)	To take, or otherwise acquire, and hold shares, debentures, or other securities of any other company.

(20)	To enter into any arrangements with any government or authority, supreme, municipal, local, or otherwise, that may seem conducive to the Company’s objects, or any of them; and to obtain from any such government or authority any rights, privileges, and concessions which the Company may think desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions.

(21)	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or directors or past employees or directors of the Company or of its predecessors in business, or the dependants or connections of any such persons; and to grant pensions and allowances, and to make payments towards insurance; and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or useful object.

(22)	To promote any other company or companies for the purposes of acquiring or taking over all or any of the property, rights, and liabilities of the company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(23)	To purchase, take on lease or in exchange, hire, or otherwise acquire any movable or immovable property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any of the land, buildings, easements, machinery, plant and stock in trade.

(24)	To construct, improve, maintain, develop, work, manage, carry out, or control any of the buildings, works, factories, mills, roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, watercourses, wharves, warehouses, electric works, shops, stores and other works and conveniences which may seem calculated directly or indirectly to advance the Company’s interest; and to contribute to, subsidize, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out, or control thereof.

(25)	To invest and deal with the money of the Company not immediately required in such manner as may from time to time be thought fit.

(26)	To lend and advance money or give credit to any person or company; to guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person or company; to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or Company; and otherwise to assist any person or company.

(27)	To borrow or raise or secure the payment of money in’ such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the Company in any way and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the Company’s property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

(28)	To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the Company’s capital or any of the debentures, or other securities of the Company, or in or about the organization, formation, or promotion of the Company or the conduct of its business.

(29)	To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

(30)	To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the Company.

(31)	To adopt such means of making known and advertising the business and products of the Company as may seem expedient.

(32)

To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise, and to exercise, carry out, and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, which any government or authority, or any corporation or other public body may be empowered to grant; and to pay for, aid in, and contribute towards carrying the same into effect; and to appropriate any of the Company’s shares, debentures, or other securities and assets to defray the necessary cost, charges and expenses thereof.

(33)	To apply for, promote, and obtain any statute, order, regulation, or other authorization or enactment which may seem calculated directly or indirectly to benefit the Company; and to oppose any of the bills, proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(34)	To make donations for patriotic or for charitable purposes.

(35)	To transact any lawful business in aid of Singapore in the prosecution of any war or hostilities in which Singapore is engaged.

(36)	To procure the Company to be registered or recognized in any country or place outside Singapore.

(37)	To sell, improve, manage, develop, exchange, lease, dispose of or turn to account all or any part of the property and rights of the Company.

(38)	To issue and allot fully or partly paid shares in the capital of the Company in payment or part payment of any movable or immovable property purchased or otherwise acquired by the Company or any of the services rendered to the Company.

(39)	To distribute any of the property of the Company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

(40)	To take or hold mortgages, liens, and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the Company’s property of whatsoever kind sold by the Company, or any money due to the Company from purchasers and others.

(41)	To carry out all or any of-the objects of the Company and do all or any of the above things in any part of the world and either as principal, agent, contractor, or trustee, or Otherwise, and by or through trustees or agents or otherwise, and either alone or in conjunction with others.

(42)	To do all such other things as are incidental or .conducive to the attainment of the objects and the exercise of the powers of the Company.

AND IT IS HEREBY declared that the word “company”, save when used in reference to this Company in this clause shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, whether domiciled in Singapore or elsewhere. None of the sub-clauses of this clause or the Objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects. mentioned in the first sub-clause of this clause; the intention being that the objects specified in each sub-clause of this clause shall, except where otherwise expressed in such clause, be independent main objects and shall be in no wise limited or restricted by reference to or interference from the terms of any other sub-clause or the name of the Company, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world and notwithstanding that the business undertaking, property or act proposed to be-transacted, acquired, dealt with or performed does not fall within the objects of the first sub-clause of this clause.

4.	The liability of members is limited.

5.	The share capital of the Company is US$600,000,000 divided-into 4,000,000,000 shares of US$0.15 each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special right’s, privileges, conditions or restrictions as to dividends, capital, voting or otherwise.	Amended by Ordinary Resolution 2 at an EOM held on 31/10/2003 (amendment effective 16/12/2003)

We, the several persons whose names, addresses and descriptions are hereunto subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names.

Names, Addresses and Descriptions of Subscribers	Number of shares taken by each subscriber
EDDIE KAN MUN LEONG 24 Jahn Arnap Singapore 249330	One(1)
Certified Public Accountant

KIRPA RAM VU 139 Cavenagh Road #12-02 Townhouse Apartments Singapore 229627	One(1)

Managing Director

Total Number of Shares Taken	Two(2)

Dated this 24th day of November 1997

Witness to the above signatures:	HO LON GEE
Approved Company Auditor
6 Battery Road
#32-00
Singapore 049909

NEW ARTICLES OF ASSOCIATION

OF

UNITED TEST AND ASSEMBLY CENTER LTD

Adopted, to take effect from 16 December 2003

(date of eligibility-to-list letter from the

Singapore Exchange Securities Trading Limited),

by a Special Resolution passed on 31 October 2003

THE COMPANIES ACT, CHAPTER 50 OF SINGAPORE

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

UNITED TEST AND ASSEMBLY CENTER LTD

PRELIMINARY

1.	The regulations in Table A in the Fourth Schedule to the Companies Act, Chapter 50 of Singapore (as amended) shall not apply to the Company.

2.	In these presents (if not inconsistent with the subject or context):

“Act” means the Companies Act, Chapter 50 of Singapore;

“Directors” means the directors of the Company, for the time being, as a body, or unless the context otherwise requires, as constituting a quorum necessary for the transaction of the business of the directors of the Company;

“In Writing” means written or produced by any substitute for writing or partly one and partly another;

“Month” means a calendar month;

“Office” means the registered office of the Company for the time being;

“ordinary shares” means the ordinary shares of par value US$0.15 each in the capital of the Company;

“Paid” means paid or credited as paid;

“Seat” means the Common Seal of the Company;

“Statutes” means the Act and every other Act for the time being in force concerning companies and affecting the Company;

“Stock Exchange” means the Singapore Exchange Securities Trading Limited and/or any other relevant stock exchange the Company may be listed on;

“S$” means the lawful currency of Singapore;

“These articles” means these Articles of Association as from time to time altered; and

“Year” means calendar year;

The expressions “Depositor”, “Depository”, “Depository Agent” and “Depository Register” shall have the meanings ascribed to them respectively in the Act References in these presents to “holders” of shares or a class of shares shall:

(a)	exclude the Depository except where otherwise expressly provided in these presents or where the term “registered holders” or “registered holder” is used in these presents; and

(b)	where the context so requires, be deemed to include references to Depositors whose names are entered in the Depository Register in respect of those shares, and “holding” and “held” shall be construed accordingly.

The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as Joint Secretaries, shall include any one of those persons.

Ail such of the provisions of these presents as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

Subject as aforesaid, any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meanings in these presents.

A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these presents.

SHARE CAPITAL

3.	The authorised share capital of the Company is US$600,000,000 divided into 4,000,000,000 ordinary shares of par value US$0.15 each.	Authorised share capital.

ISSUE OF SHARES

4.	Subject to the Statutes, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to Article 8, and to any special rights attached to any shares for the time being issued, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration and at such time and subject or not to the payment of any part of the amount thereof in cash as the Directors may think fit, and any shares may be issued with such preferential, deferred, qualified or special rights, privileges or conditions as the Directors may think fit, and preference shares may be issued which are or at the option of the Company are liable to be redeemed, the terms and manner of redemption being determined by the Directors, Provided Always that:	Issue of shares.

(a)	no shares shall be issued at a discount except in accordance with the Statutes;

(b)	(subject to any direction to the contrary that may be given by the Company in a General Meeting) any issue of shares for cash to members holding shares of any class shall be offered to such members in proportion as nearly as may be to the number of shares of such class then held by them and the provisions of the second sentence of Article 8(A) with such adaptations as are necessary shall apply; and Rights of preference shareholders.

(c)	the rights attaching to shares of a class other than ordinary shares shall be expressed in the resolution creating the same.

5.	(A) In the event of preference shares being issued, the total nominal value of issued preference shares shall not at any time exceed the total nominal value of the issued ordinary shares and preference shareholders shall have the same rights as ordinary shareholders as regards receiving notices, reports and balance sheets and attending General Meetings of the Company, and preference shareholders shall also have the right to vote at any meeting convened for the purpose of reducing the capital or winding-up or sanctioning a sale of the undertaking of the Company or where the	Rights of preference shareholders.

proposition to be submitted to the meeting directly affects their rights and privileges or when the dividend on the preference shares is in arrears for more than six months.

	(B) The Company has power to issue further preference capital ranking equally with, or in priority to, preference shares already issued.	Power to issue further preference capital.

VARIATION OF RIGHTS

6.	(A) Whenever the share capital of the Company is divided into different classes ‘Of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class’ or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate General Meeting, all the provisions of these presents relating to General Meetings of the Company and to the proceedings thereat shall mutes mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him, Provided always that where the necessary majority for such a Special Resolution is not obtained at such General Meeting, consent in writing if obtained from the holders of three-quarters in nominal value of the issued shares of the class concerned within two months of such General Meeting shall be as valid and effectual as a Special Resolution carried at such General Meeting. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.	Variation of rights.

	(B) The repayment of preference capital other than redeemable preference capital, or any alteration of preference shareholders’ rights, may only be made pursuant to a Special Resolution of the preference shareholders concerned Provided Always that where the necessary majority for such a Special Resolution is not obtained at the General Meeting, consent in writing if obtained from the holders of three-fourths of the preference shares concerned within two months of the General Meeting, shall be as valid and effectual as a special resolution carried at the General Meeting.	Repayment of preference capital other than redeemable preference capital.

(C)    The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of issue thereof, be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

ALTERATION OF SHARE CAPITAL

7.	The Company may from time to time by Ordinary Resolution increase its capital by Power to such sum to be divided into shares of such amounts as the resolution shall prescribe.	Power to increase share capital.

8.	(A) Subject to any direction to the contrary that may be given by the Company in a General Meeting or except as permitted under the listing rules of the Stock shares. Exchange, all new shares shall, before issue, be offered to such persons who as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as far as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and, after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the Directors, be conveniently offered under this Article 8(A). Notwithstanding the foregoing, where the new shares to be offered are ordinary shares, no shares held by a member other than ordinary shares shall be taken into account for the purposes of determining the proportions in which such ordinary shares are to be offered to such member as aforesaid.	Offer of new shares.

(B)    Notwithstanding Article 8(A), the Company may by Ordinary Resolution in general meeting give to the Directors a general authority, either unconditionally or subject to such conditions as may be specified in the Ordinary Resolution, to:-

(a)    (i)    issue shares in the capital of the Company whether by way of rights, bonus or otherwise; and/or

(ii)    make or grant offers, agreements or options (collectively, “Instruments”) that might or would require shares to be issued, including but not limited to the creation and issue of (as well as adjustments to) warrants, debentures or other instruments convertible into shares; and

(b)    (notwithstanding that the authority conferred by the Ordinary Resolution may have ceased to be in force) issue shares in pursuance of any Instrument made or granted by the Directors while the Ordinary Resolution was in force, provided that:

(1)	the aggregate number of shares to be issued pursuant to the Ordinary Resolution (including shares to be issued .in pursuance Instruments made or granted pursuant to the Ordinary Resolution but excluding shares which may be issued pursuant to any adjustments effected under any relevant Instrument), does not exceed 50 per cent. (or such other limit as may be prescribed by the Stock Exchange) of the issued share capital of the Company (as calculated in accordance with sub-paragraph (d) below), of which the aggregate number of shares to be issued other than on a pro-rata basis to shareholders of the Company (including shares to be issued in pursuance of Instruments made or granted pursuant to any adjustments effected under any relevant Instrument) does not exceed 20 per cent (or such other limit as may be prescribed by the Stock Exchange) of the issued share capital of the Company (as calculated in accordance with sub-paragraph (2) below);

(2)	(subject to such manner of calculation as may be prescribed by the Stock Exchange from time to time) for the purpose of determining the aggregate number of shares that may be issued under subparagraph (1) above, the percentage of issued share capital shall be calculated based no the issued share capital of the Company at the time of the passing of the Ordinary Resolution, after adjusting for:

(i)	new shares arising from the conversion or exercise, as the case may be, of convertible securities or employee share options on issue as at the date of the passing of the Ordinary Resolution; and

(ii)	any subsequent consolidation or subdivision of shares;

(3)	In exercising the authority conferred by the Ordinary Resolution, the Company shall comply with the provisions of the listing rules of the Stock Exchange for the time being in force (unless such compliance is waived by the Stock Exchange) and these presents; and

(4)	(unless revoked or varied by the Company in General Meeting) the authority conferred by the Ordinary Resolution shall not continue in force beyond the conclusion of the Annual General Meeting of the Company next following the passing of the Ordinary Resolution, or the date by which such Annual General Meeting of the Company is required by law to be held, or the expiration of such other period as may be prescribed by the Act (whichever is earnest).	Authority not to extend beyond AGM:

(C)	Except so far as otherwise provided by the conditions of issue or by these presents, all new shares and Instruments shall be subject to the provisions of the Statutes and of these presents with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

9.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

	(c)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is	New shares issued to be subject to the Statutes and these presents.

9.	The Company may by Ordinary Resolution:		Power to consolidate, cancel, subdivide and covert shares.

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

(c)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company. has power to attach to unissued or new shares; or

(d)	subject to the provisions of the Statutes, convert any class of shares into any other class of shares.

10.	(A) The Company may reduce its share capital or any capital redemption reserve fund, share premium account or other undistributable reserve in any manner and with and subject to any incident authorised and consent required by law.	Power to reduce share capital.

(B)    Subject to and in accordance with the provisions of the Act, the Company may authorise the Directors in General Meeting to purchase or otherwise acquire all shares including ordinary preference shares issued by it on such terms as the Company may think fit and in the manner prescribed by the Act If required by the Act, all shares purchased by the Company shall be cancelled. On cancellation of the shares aforesaid, the rights and privileges attached to those shares shall expire. The amount of the Company’s issued shared capital which is diminished on cancellation of the shares purchased shall be transferred to the Company’s capital redemption reserve. In any other instances, the Company may deal with any such share so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act

SHARES

11.	Except as required by law, no person shall be recognised by the-Company as holding any share upon any trust, and the Company, shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these presents or by law otherwise provided). any other right in respect of any share, except an absolute right to the entirety thereof in the person (other than the Depository) entered in the Register of	Exclusion of equities.

Members as the registered holder thereof or (as the case may be) person whose name is entered in the Depository Register in respect of that share.

12.	Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes, the Company may issue preference shares which are, or at the option of the Company are liable, to be redeemed.	Redeemable preference shares.

13.	Subject to the provisions of these presents and of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in a General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.	Unissued shares.

14.	The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted Provided that the rate or amount of the commissions paid or agreed to be paid shall be disclosed in the manner required by the Statutes. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.	Power to pay commission and brokerage.

The Company may also on any issue of shares pay such brokerage as may be lawful.

15.	Subject to the terms and conditions of any application for shares, the Directors shall allot shares applied for within ten market days of the closing date (or such other period as may be approved by the Stock Exchange) of any such application. The term “market day” shall have the meaning ascribed to it in Article 18. The Directors may, at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder or (as the case may be) before that share is entered against the name of a Depositor in the Depository Register, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.	Renunciation of allotment.

SHARE CERTIFICATES

16.	Every share certificate shall be issued under the Seal and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class.	Form of share certificate.

17.	(A) The Company shall not be bound to register more than three persons as the registered joint holders of a share except in the case of executors, trustees or administrators of the estate of a deceased member.	Rights and liabilities of joint holders.

	(B) In the case of a share registered jointly in the names of several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to any one of the registered joint holders shall be sufficient delivery to all.	Issue of certificate to joint holders.

18.	Subject to the payment of all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require, every person whose name is entered as a member_ in the Register of Members shall be entitled to receive within ten market days of the closing date of any application for shares (or such other period as may be approved by the Stock Exchange) or within ten market days after the date of lodgement of a registrable transfer (or such other period as may be approved by the Stock Exchange) one certificate for all his shares of any one class or several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where such a member transfers part only of the shares comprised in a certificate or where such a member requires the Company to cancel any certificate or certificates and issue new certificate(s) for the purpose of subdividing his holding in a different manner, the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and such member shall pay all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require and a maximum fee of S$2 for each new certificate or such other fee as the Directors may from time to time determine having regard to any limitation thereof as may be prescribed by any Stock Exchange upon which the Company may be listed. For the purposes of this Article 18, the term “market day” shall mean a day on which the Stock Exchange is open for trading in securities.

19.	(A) Any two or more certificates representing shares of any one class held by any person whose name is entered in the Register of Members may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.	Issue of a single share certificate.

	(B) If any person whose name is entered in the Register of Members shall issue of surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request Such person shall (unless such fee is waived by the Directors) pay a maximum fee of S$2 for each share certificate issued in lieu of a share certificate surrendered for cancellation or such other fee as the Directors may from time to time determine having regard to any limitation thereof as may be prescribed by the Stock Exchange.	Issue of multiple share certificates.

	(C) In the case of shares registered jointly in the names of several persons, any such request may be made by any one of the registered joint holders.	Request by registered joint holders.

20.	Subject to the provisions of the Statutes, if any share certificates shall be defaced, worn-out, destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity (if required) being given by the shareholder, transferee, person entitled, purchaser, member firm or member company of the Stock Exchange or on behalf of its or their client or clients as the Directors of the Company shall require, and (in case of defacement or wearing out) on delivery of the old certificate and in any case on payment of such sum not exceeding S$2 as the Directors may from time to time require together with the amount of the proper duty with which such share certificate is chargeable under any law for the time being in force relating to stamps. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.	Replacement of certificate.

CALLS ON SHARES

21.	The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.	Calls on shares and time when made.

22.	Each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.	Calls on shares and when payable.

23.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding ten per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.	Interest on calls.

24.	Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these presents be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment, all the relevant provisions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.	Sum due on allotment.

25.	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.	Power to differentiate.

26.	The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the moneys so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding eight per cent. per annum) as the member paying such sum and the Directors may agree. Capital paid on shares in advance of calls shall not, while carrying interest, confer a right to participate in profits.	Payment in advance of calls.

FORFEITURE AND LIEN

27.	if a member fails to pay in full any call or instalment of a call on the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.	Notice requiring payment of calls.

28.	The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith, the shares on which the call has been made will be liable to be forfeited. Notice requiring payment of calls.	Notice to state time and place.

29.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.	Forfeiture on non-compliance with notice.

30.	A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer or effect the transfer of a forfeited or surrendered share to any such other person as aforesaid.	Sale or disposition of forfeited or surrendered shares.

31.	A member whose shares have been forfeited or surrendered .shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at eight per cent per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part.	Rights and liabilities of members whose shares have been forfeited or surrendered.

32.	The Company shall have a first and paramount lien on every share (not being a fully paid share) and on the dividends declared or	Company’s lien.

payable in respect thereof for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share (including without limitation unpaid calls and instalments upon the specific shares in respect of which such monies are due and payable) and for all moneys as the Company may be called upon by law to pay in respect of the shares of the member or deceased member. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

33.	The Company may sell in such manner as the Directors think fit any share on which the Company has a hen, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.	Sale of shares subject to lien.

34.	The residue of the proceeds of such sale pursuant to Article 33 after the satisfaction of the unpaid calls and accrued interest and expenses of such sale shall be paid to the person entitled to the shares at the time of the sale or to his executors, administrators or assignees, or as he may direct. For the purpose of giving effect to any such sale, the Directors may authorise some person to transfer or effect the transfer of the shares sold to the purchaser.	Application of proceeds of such sale.

35.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold or disposed to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together (where the same be required) with the share certificate delivered to a purchaser (or where the purchaser is a Depositor, to the Depository) or allottee thereof shall (subject to the execution of a transfer if the same is required) constitute a good title to the share and the share shall be registered in the name of the person to whom the share is sold, re-allotted or disposed of or, where such person is a Depositor, the Company shall procure that his name be entered in the Depository Register in respect of the share so sold, re-allotted or disposed of. Such person shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.	Title to shares forfeited and right of purchase of such share.

TRANSFER OF SHARES

36.	All transfers of the legal title in shares may be effected by the registered holders thereof by transfer in writing in the form for the time being approved by the Stock Exchange. The instrument of transfer of any share shall be signed by or on behalf of both the transferor and the transferee and be witnessed Provided that an instrument of transfer in respect of which the transferee is the Depository shall be effective although not signed or witnessed by or on behalf of the Depository. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.	Form of transfer.

37.	The Register of Members may be closed at such times and for such period as the Directors may from time to time determine Provided always that such Register shall not be closed for more than thirty days in any year Provided always that the Company shall give prior notice of such closure as may be required to the Stock Exchange, stating the period and purpose or purposes, for which the closure is made.	Closing of Register of Members.

38.	(A) There shalt be no restriction on the transfer of fully paid up shares (except where required by law, the listing rules of Stock Exchange or the rules and/or bye-laws governing Stock Exchange) but the Directors may in their discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve Provided always that in the event of the Directors refusing to register a transfer of shares, they shall within one month beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal as required by the Statutes.	Directors’ right to refuse or register a transfer.

	(B) The Directors may in their sole discretion refuse to register any instrument of transfer of shares unless:	When Directors may refuse to register a transfer.

(a)	all or any part of the stamp duty (if any) payable on each share certificate and such fee not exceeding S$2 as the Directors may from time to time require pursuant to Article 41, is paid to the Company in respect thereof;

(b)	the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by the certificates of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do;

(c)	the instrument of transfer is in respect of only one class of shares; and

(d)	the amount of the proper duty with which each share certificate to be issued in consequence of the registration of such transfer is chargeable under any law for the time being in force relating to stamps is tendered.

39.	If the Directors refuse to register a transfer of any shares, they shall within one month after the date on which the transfer was lodged with the Company send to the transferor and the transferee notice of the refusal as required by the Statutes.	Notice on refusal to register a transfer.

40.	Ali instruments of transfer which are registered may be retained by the Company.	Retention of transfers.

41.	There shall be paid to the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares such fee not exceeding S$2 as the Directors may from time to time require or prescribe.	Fee for registration of probate, etc.

42.	The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of six years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six years from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate duly: and properly cancelled and every other document hereinbefore mentioned so	Destruction of instrument of transfer.

destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

TRANSMISSION OF SHARES

43.	(A) In the case of the death of a member whose name is entered in the Register of Members, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person(s) recognised by the Company as having any title to his interest in the shares.	Transmission.

(B) in the case of the death of a member who is a Depositor, the survivor or survivors where the deceased is a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder and where such executors or administrators are entered in the Depository Register in respect of any shares of the deceased member, shall be the only person(s) recognised by the Company as having any title to his interest in the shares.

(C) Nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

44.	Any person becoming entitled to the legal title in a share in consequence of the death or bankruptcy of a person whose name is entered in the Register of Members may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his legal title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such desire or transfer such share to some other person. All the limitations, restrictions and provisions of	Persons becoming entitled to shares on death or bankruptcy of member.

these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the person whose name is entered in the Register of Members had not occurred and the notice or transfer were a transfer executed by such person.

45.	Save as otherwise provided by or in accordance with these presents, a person becoming entitled to a share pursuant to Article 43(A) or (B) or Article 44 (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the member in respect of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in the Register of Members or his name shall have been entered in the Depository Register in respect of the shares.	Rights of persons entitled to shares on transmission.

STOCK

46.	The Company may from time to time by Ordinary Resolution convert any paid-up shares into stock and may from time to time by like resolution reconvert any stock into paid-up shares of any denomination.	Power to convert into stock.

47.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles and subject to which the shares from which the stock arose might previously to conversion have been transferred (or as near thereto as circumstances admit) but no stock shall be transferable except in such units (not being greater than the nominal amount of the shares from which the stock arose) as the Directors may from time to time determine.	Transfer of stock.

48.	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividend, voting and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except as regards participation in the profits or assets of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

GENERAL MEETINGS

49.	An Annual General Meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.	Annual General Meeting.

50.	The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.	Extraordinary General Meeting.

NOTICE OF GENERAL MEETINGS

51.	Any General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by twenty-one days’ notice in writing at the least and an Annual General Meeting and any other Extraordinary General Meeting by fourteen days’ notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereafter mentioned to all members other than such as are not under the provisions of- these presents entitled to receive such notices from the Company; Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:	Notice of meeting.

(a)	in the case of an Annual General Meeting, by all the members entitled to attend and vote thereat; and

(b)	in the case of an Extraordinary General Meeting, by a majority in number of the members having a right to attend and vote thereat,: being a majority together holding not less than ninety-five per cent in nominal value of the: shares giving that right,

Provided also that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any General Meeting. At least fourteen days’ notice of any General Meeting shall be given by advertisement in the daily press and in writing to the Stock Exchange.

52.	(A) Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every notice a statement that a	Contents of notice.

member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company.

(B)    In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

(C)    In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect

53.	Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:	Routine business.

(a)	declaring dividends;

(b)	receiving and adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

(c)	appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

(d)	re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting);

(e)	fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed; and

(f)	fixing the fees of the Directors proposed to be passed under Article 79.

54.	Any notice of a General Meeting to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.	Notice to state effect of special business.

PROCEEDINGS AT GENERAL MEETINGS

55.	The Chairman of the Board of Directors, failing whom the Deputy Chairman, shall Chairman. preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither be present within five minutes after the time	Chairman.

appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be chairman of the meeting.

56.	No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be two or more members present in person or by proxy.	Quorum.

57.	If within thirty minutes from the time-appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or if that day is a public holiday, then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days’ notice appoint. At the adjourned meeting, any one or more members present in person or by proxy shall be a quorum.	If quorum not present, adjournment or dissolution of meeting.

58.	The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

59.	Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.	Notice of adjournment.

60.	If art amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.	Amendment to resolution.

61.	At any General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:	Method of voting.

(a)	the chairman of the meeting; or

(b)	not less than two members present in person or by proxy and entitled to vote; or

(c)	a member present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	a member present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting and being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid on all the shares conferring that right,

Provided always that no poll shall be demanded on the choice of a chairman or on a question of adjournment.

62.	A demand for a poll may be withdrawn only with the approval of the meeting. Unless a poll is required, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is required, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.	Taking a poll.

63.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.	Casting vote of Chairman.

64.	A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.	Polls and continuance of business after demand for a poll.

VOTES OF MEMBERS

65.	Subject and without prejudice to any special privileges or restrictions as to voting for Voting rights of the time being attached to any special class of shares for the time being forming part of the capital of the company, each member entitled to vote may vote in person or by proxy. On a show of hands, every member who is present in person or by proxy shall have one vote and on a poll, every member who is present in person or by proxy shall have one vote for every share which he holds or represents. For the purpose of determining the number of votes which a member, being a Depositor, or his proxy may cast at any General Meeting on a poll, the reference to shares held or represented shall, in relation to shares of that Depositor, be the number of shares entered against his name In the Depository Register as at forty-eight hours before the time of the relevant General Meeting as certified by the Depository to the Company.	Voting right of members.

66.	In the case of joint holders of a share, any one of such persons may vote, but if more than one of such persons is present at a meeting, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members or (as the case may be) the Depository Register in respect of the share.	Voting rights of joint holders.

67.	Where in Singapore or elsewhere, a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.	Voting rights of receiver or court appointed persons.

68.	No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to vote at a General Meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.	Right to be present and to vote.

69.	No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.	When objection to admissibility of votes may be made.

70.	On a poll, votes may be given personally or by proxy and a person entitled to more Voting than one vote need not use all his votes or cast all the votes he uses in the same way.	Voting.

71.	(A) A member may appoint not more than two proxies to attend and vote at the same General Meeting Provided that if the member is a Depositor, the Company shall be entitled and bound:	Appointment of proxies.

(a)	to reject any instrument of proxy lodged if the Depositor is not shown to have any shares entered against his name in the Depository Register as at forty-eight hours before the time of the relevant General Meeting as certified by the Depository to the Company; and

(b)	to accept as the maximum number of votes which in aggregate the proxy or proxies appointed by the Depositor is or are able to cast on a poll a number which is the number of shares entered against the name of that Depositor in the Depository Register as at forty-eight hours before the time of the relevant General Meeting as certified by the Depository to the Company, whether that number is greater or smaller than the number specified in any instrument of proxy executed by or on behalf of that Depositor.

(B) The Company shall be entitled and bound, in determining rights to vote and other matters in respect of a completed instrument of proxy submitted to it, to have regard to the instructions (if any) given by and the notes (if any) set out in the instrument of proxy.	Notes and instructions.

(C) In any case where a form of proxy appoints more than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.	Proportion in shareholding to be represented by proxies.

(D) A proxy need not be a member of the Company.

72.	(A) An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:	Instrument appointing proxies.

(a)	in the case of an individual, shall be signed by the appointor or his attorney; and

(b)	in the case of a corporation, shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

(B) The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to Article 73, failing which the instrument may be treated as invalid.	Signature on instrument appointing proxies.

73.	An instrument appointing a proxy must be left at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Office) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates; Provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not be required again to be delivered for the purposes of any subsequent meeting to which it relates.

74:	Art instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the meeting.	Rights of proxies.

75.	A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made Provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.	Intervening death or insanity of principal not to revoke proxy or power of attorney.

CORPORATIONS ACTING BY REPRESENTATIVES

76.	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these presents be deemed tope present in person at any such meeting if a person so authorised is present there at.	Corporation acting by representative.

DIRECTORS

77.	Subject as hereinafter provided, the Directors, all of whom shall be natural persons, shall not be less than two in number. The Company may by Ordinary Resolution from time to time vary the minimum and/or maximum number of Directors. The first Directors of the Company were Kirpa Ram Vii and Eddie Ken Mun Leong.	Number and characteristics of Director.

78.	A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.	No share qualification for Directors.

79.	The ordinary fees of the Directors shall from time to time be determined by an Ordinary Resolution of the Company and shall not be increased except pursuant to an Ordinary Resolution passed at a General Meeting where notice of the proposed increase shall have been given in the notice convening the General Meeting and shall, (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or failing agreement, equally, except that any Director who shall hold office for part only of tile period in respect of which such fees is payable shall be entitled only to rank in such division for a proportion of fees related to the period during which he has held office.	Fees of Directors.

80.	(A) Any Director who holds any executive office, or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.	Extra remuneration.

	(B) The fees (including any remuneration under Article 80(A) above) in the case of a Director other than an Executive Director shall be payable by a fixed sum and shall not at any time be by commission on or a percentage of the profits or turnover, and no Director whether an Executive Director or otherwise shall be remunerated by a commission on or a percentage of turnover.	Restrictions on fees payable to Directors.

81.	The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in or about the business of the Company.	Expense.

82.	The Directors shall have power to pay and agree to pay pensions or other retirement, Pensions etc. superannuation, death or disability benefits to (or to any person in respect of) any Director for the time being holding any executive office and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.	Pensions, etc.

83.	A Director may be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.	Holding of office of profit and contracting with company.

84.	(A) The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment	Appointment to be holder of executive office.

(B)    The appointment of any Director to the office of Chairman or Deputy Chairman or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

85.	The Directors may entrust to and confer upon any Directors holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from to time revoke, withdraw, alter or vary all or any of such powers.	Powers of executive office holders.

MANAGING DIRECTORS

86.	The Directors may from time to time appoint a Managing Director or Chief Executive Officer or President of the Company (or other equivalent position) (save that in the event a person is appointed as a Managing Director, he shall also be a Director) and may from to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places. Where an appointment is for a fixed term, such term shall not exceed five years.	Appointment of Managing Director of Chief Executive Officer or President.

87.	A Managing Director or Chief Executive Officer or President (or person holding an equivalent position) who is a Director shall hold that office subject to retirement by rotation and he shall, be taken in account in determining the rotation of retirement of Directors and he shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors- of the Company, provided that in the event a Managing Director ceases to hold the office of Director from any cause, he shall ipso facto and immediately cease to be a Managing Director.	Retirement, removal and resignation of Managing Director or Chief Executive Officer or President.

88.	The remuneration of a Managing Director or Chief Executive Officer or President (or person holding an equivalent position) shall from time to time be fixed by the Directors and may, subject to these presents, be by way of salary or commission or participation in profits or by any or all these modes but he shall not under any circumstances be remunerated by a commission on or a percentage of turnover.	Remuneration of Managing Director or Chief Executive Officer or President.

89.	A Managing Director or Chief Executive Officer or President (or person holding an equivalent position) shall at all times be subject to the control of the Directors but subject thereto, the Directors may from time to time entrust to and confer upon a Managing Director or Chief Executive Officer or President (or person holding an equivalent position) for the time being such of the powers exercisable under these presents by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.	Powers of Managing Director or Chief Executive Officer or President.

APPOINTMENT AND RETIREMENT OF DIRECTORS

90.	The office of a Director shall be vacated in any of the following events, namely:	Vacation of office of Director:

(a)	if he shall become prohibited by law from acting as a Director, or

(b)	if (not being a Director holding any executive office for a fixed term) he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer; or

(c)	if he becomes a bankrupt or shall compound with his creditors generally; or

(d)	if he becomes of unsound mind or if in Singapore or elsewhere, an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs; or

(e)	if he is removed by the Company in a General Meeting pursuant to these presents.

91.	At each Annual General Meeting, one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but not less than one-third) shall retire from office by rotation.	Retirement of Directors by rotation.

92.	The Directors to retire in every year shall be those, subject to retirement by rotation, who have been longest in office since their last re-election or appointment and so that as between persons who	Selection of Directors to retire by rotation.

became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

93.	The Company at the meeting at which a Director retires under any provision of these presents may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment In default, the retiring Director shall be deemed to have been re-elected except in any of the following cases:	Filling vacated office.

(a)	where at such meeting, it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

(b)	where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

(c)	where the default is due to the moving of a resolution in contravention of Article 94; or

(d)	where such Director has attained any retiring age applicable to him as Director.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and bit and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

94.	A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it and any resolution moved in contravention of this provision shall be void.	Appointment of Directors.

95.	No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than eleven nor more than forty-two clear days (inclusive of the date on which the notice is given) before the date appointed for the meeting, there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is	Appointment of persons other than retiring Directors as Director.

given of his intention to propose such person for election and also a notice in writing signed by the person to be proposed of his willingness to be elected Provided that in the case of a person recommended by the Directors for election, not less than nine clear days’ notice shall be necessary and notice of each and every such person shall be served on the members at least seven days prior to the meeting at which the election is to take place.

96.	The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment, the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.	Removal of Director.

97.	The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto, the Directors shall have power at any time so to do, provided that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these presents. Any person appointed by the Directors pursuant to this Article shall hold office only until the next Annual General Meeting and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.	Directors’ power to fill casual vacancies and appoint additional Directors.

ALTERNATE DIRECTORS

98.	(A) Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (other than another Director) approved by a majority of his co-Directors to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the majority of the Directors, shall have effect only upon and subject to being so approved. A person shall not act as alternate Director to more than one Director at the same time.	Appointment of alternate Directors.

(B) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if the Director Concerned (below called “his principal”) ceases to be a Director.

(C) An alternate Director shall (except when absent from Singapore) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his principal is not personally present and generally at such meeting to perform all functions of his principal as a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he (instead of his principal) were a Director. If his principal is for the time being absent from Singapore or temporarily unable to act through ill health or disability, his signature to any resolution in writing of the Directors shall be as effective as the signature of his principal. To such extent as the Directors may from time to time determine .in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his principal is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these presents.

(D) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis =Ands as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any fees except only such part (if any) of the fees otherwise payable to his principal as such principal may by notice in writing to the Company from-time to time direct.

MEETINGS AND PROCEEDINGS OF DIRECTORS

99.	Subject to the provisions of these presents, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time, any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. Notice of a meeting of Directors shall be given to each of the Directors in writing at least two days prior to the day of the meeting. The period of notice shall be exclusive of the day on which it is served or deemed to be served and the day on which the meeting Is to be held. Where the Director is absent from Singapore, such notice may be given by telefax or telex, to a telefax	Meetings of Directors.

number, or telex number as the case may be, given by that absent Director to the Secretary. Any Director may waive notice of any meeting and any such waiver may be retroactive and for this purpose, the presence of a Director at the meeting shall be deemed to constitute a waiver on his part. A Director may participate at a meeting of Directors by telephone conference or by means of a similar communication equipment whereby all persons participating in the meeting are able to hear each other, without a Director being in the physical presence of another Director or Directors in which event such Director shall be deemed to be present at the meeting. A Director participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Such meeting shall be deemed to be held at the place at which the Chairman of the meeting is participating in the meeting.

100.	The quorum necessary for the transaction of the business of the Directors may be Quorum. -fixed from time to time by the Directors and unless so fixed at any other number, shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.	Quorum.

101.	Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes (except where only two Directors are present and form the quorum or when only two Directors are competent to vote on the question in issue) the chairman of the meeting shall have a second or casting vote.	Casting vote of chairman.

102.	A Director shall not vote in respect of any contract or proposed contract or arrangement or any other proposal whatsoever in which he has any personal material interest, directly or indirectly. A Director shall be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.	Prohibition in case of vacancy.

103.	The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these presents, the continuing Directors or Director may, except in an emergency, act only for the purpose of increasing the number of directors to such minimum number, or to summon General Meetings, but not for any other purpose. If there be no Director or Directors able or willing to act, then any two members may summon a General Meeting for the purposes of appointing Directors.	Proceeding in case of vacancy.

104.	(A) The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine	Chairman of Directors.

the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors, no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

(B)    If at any time there is more than one Deputy Chairman, the light in the absence of the Chairman to preside at a meeting of the Directors or of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

105.	A resolution in writing signed by the majority of Directors, being not less than are sufficient to form a quorum, shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form, each signed by one or more Directors. The expressions “in writing” and “signed” include approval by telefax, telex, cable, telegram, digital or electronic signature or such other mode of approval or indication of approval as may be permitted by law by any such Director. Resolution in writing.	Resolution in writing.

106.	The Directors may delegate any of their powers or discretion to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.	Committee of Directors.

107.	The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these presents regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under Article 106.	Meetings of committee.

108.	All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.	Validity of act of Directors in spite of formal defect.

BORROWING POWERS

109.	Subject as hereinafter provided and to the provisions of the Statutes, the Directors Borrowing may exercise all the powers of the Company to borrow money, to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.	Borrowing powers.

GENERAL POWERS OF DIRECTORS

110.	The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these presents required to be exercised by the Company in a General Meeting, but subject nevertheless to any regulations of these presents, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Special Resolutions of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made; Provided that the Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company’s undertaking unless such proposals have been approved by the Company in a General Meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.	General power of Directors to manage Company’s business.

111.	The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Singapore or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.	Power to establish local boards, etc.

112.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Power to appoint attorney.	Power to appoint attorney.

113.	The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Statutes cause to be kept a Branch Register or Registers of Members and the Directors may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit in respect of the keeping of any such Register.	Power to keep Branch Register.

114.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.	Execution of negotiable instruments and receipts for money paid.

SECRETARY

115.	The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit, two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Assistant Secretaries. The appointment and duties of the Secretary or Joint Secretaries shall not conflict with the provisions of the Act and in particular Section 171 of the Act.	Appointment and removal of Secretary.

THE SEAL

116.	The Directors shall provide for the safe custody of the Seal which shall not be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.	Usage of Seal.

117.	Every instrument to which the Seal shall be affixed shall be signed	Seal.

autographically by Seal. one Director and the Secretary or by two Directors save that as regards any certificates for shares or debentures or other securities of the Company, the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or other method approved by the Directors.

118.	(A) The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.	Official Seal.

	(B) The Company may exercise the Niters conferred by the Statutes with regard to having a duplicate Seal as referred to in Section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words “Share Seal”.	Share Seal.

AUTHENTICATION OF DOCUMENTS

119.	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions pasted by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or as the case may be, that any minutes so extracted is a true and accurate record of proceedings at a duly constituted meeting. Any authentication or certification made pursuant to this Article may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.	Power to authenticate documents and certified copies of resolutions of the Company or the Directors.

RESERVES

120.	The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be	Power to carry profits to reserve.

applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any part of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits. in carrying sums to reserve and in applying the same, the Directors shall comply with the provisions of the Statutes.

DIVIDENDS

121.	The Company may by Ordinary Resolution declare dividends but no such dividends shall exceed the amount recommended by the Directors.	Dividends.

122.	If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit	Interim dividends.

123.	Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on the share. Apportionment of dividends.	Appointment of dividends.

124.	No dividend shall be paid otherwise than out of profits available for distribution under Dividends the provisions of the Statutes.	Dividends payable only out of profits.

125.	No dividend or other moneys payable on or in respect of a share shall bear interest Dividends not to as against the Company.	Dividends not to bear interest.

126.	(A) The Directors may retain any dividend or other moneys payable on or in Retention of respect of a share on which the Company has a lien and may apply the same dividends in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.	Retention of dividends.

(B)    The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

	(C) The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six (6) years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.	Unclaimed dividends.

127.	The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.	Waiver of dividends.

128.	The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.	Payment of dividends in specie.

129.	(A) Whenever the Directors or the Company in General Meeting have resolved or proposed that a dividend (including an interim, final, special or other dividend) be paid or declared on the ordinary share capital of the Company, the Directors may further resolve that members entitled to such dividend be entitled to elect to receive an allotment of ordinary shares credited as fully paid in lieu of cash in respect of the whole or such part of the dividend as the Directors	Right to elect to receive allotment of shares in lieu of dividends.

many think fit. In such case, the following provisions shall apply:

(a)	the basis of any such allotment shall be determined by the Directors;

(b)	the Directors shall determine the manner in which members shall be entitled to elect to receive an allotment of ordinary shares credited as fully paid in lieu of cash in respect-of the whole or such part of any dividend in respect of which the Directors shall have passed such a resolution as aforesaid, and the Directors may make such arrangements as to the giving of notice to members, providing for forms of election for completion by members (whether in respect of a particular dividend or dividends or generally), determining the procedure for making such elections or revoking the same and the place at which and the latest date and time by which any forms of election or other documents by which elections are made or revoked must be lodged, and otherwise make all such arrangements and do all such things, as the Directors consider necessary or expedient in connection with the provisions of this Article;

(c)	the right of election may be exercised in respect of the whole of that portion of the dividend in respect of which the right of election has been accorded provided that the Directors may determine, either generally or in any specific case, that such right shall be exercisable in respect of the whole or any part of that portion; and

(d)	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on ordinary shares in respect whereof the share election has been duly exercised (the “elected ordinary shares”) and in lieu and in satisfaction thereof ordinary shares shall be allotted and credited as fully paid to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid and for such purpose and notwithstanding the provisions of Article 133, the Directors shall capitalise and apply the amount standing to the credit of the Company’s reserve accounts as the Directors may determine, such sum as may be required to pay up in full (to the nominal value thereof) the appropriate number of ordinary shares for allotment and distribution to and among the holders of the elected ordinary shares on such basis.

(B)    (a)    The ordinary shares allotted pursuant to the provisions of paragraph (A) of this Article shall rank pari passu in all respects with the ordinary shares then in issue save only as regards participation in the dividend which is the subject of the election referred to above (including the-right to make the election referred to above) or any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneous with the payment or declaration of the dividend which is the subject of the election referred to above, unless the Directors shall otherwise specify.

(b)	The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (A) of this Article, with full power to make such provisions as they think fit In the case of shares becoming distributable in fractions (including, notwithstanding any provision to the contrary in these Articles, provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or down).

(C)	The Directors may on any occasion when they resolve as provided in paragraph (A) of this Article, determine that rights of election under that paragraph shall not be made available to the persons who are registered as holders of ordinary shares in the Register or (as the case maybe) in the Depository Register, or in respect of ordinary shares the transfer of which is registered, after such date as the Directors may fix subject to such exceptions as the Directors may think fit, and in such event the provisions of this Article shall be read and construed subject to such determination.

(D)	The Directors may on any occasion when they resolve as provided in paragraph (A) of this Article, further determine that no allotment of shares or rights of election for shares under that paragraph shall be made available or made to members whose registered addresses entered in the Register or (as the case may be) the Depository Register is outside Singapore or to such other members or class of members as the Directors may in their sole discretion decide and in such event the only entitlement of the members aforesaid shall be to receive in cash the relevant dividend resolved or Proposed to be paid or declared.

(E)

Notwithstanding the foregoing provisions of this Article, if at any time after the Directors’ resolution to apply the provisions of paragraph (A) of this Article in relation to any dividend but prior to the allotment of ordinary shares pursuant thereto, the Directors shall consider that by reason of any event or; circumstance (whether arising before or after such resolution) or by reason of any matter whatsoever it is no longer expedient or appropriate to implement that proposal, the Directors may at their absolute discretion and without assigning any reason therefor, cancel the proposed application of paragraph (A) of this Article.

130.	Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address appearing in the Register of Members or (as the case may be) the Depository Register of a member or person entitled thereto (or, if two or more persons are registered in the Register of Members or (as the case may be) entered in the Depository Register as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person at such address as such member or person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. Notwithstanding the. foregoing provisions of this Article and the provisions of Article 132, the payment by the Company to the Depository of any dividend payable to a Depositor shall, to the extent of the payment made to the Depository, discharge the Company from any liability to the Depositor in respect of that payment	Dividends payable by cheque or warrant.

131.

If two or more persons are registered in the Register of Members or (as the case may be) the Depository Register as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share. Payment of dividends to joint holders.

Payment of dividends to joint holders.

132.	Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in a General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares in the Register of Members or (as the case may be) the Depository Register at the close of business on a particular date and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.	Resolution declaring dividends.

CAPITALISATION OF PROFITS AND RESERVES

133.	The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account, Capital Redemption Reserve Fund or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the persons registered as holders of shares in the Register of Members or (as the case may be) in the Depository Register at the close of business on the date of the Ordinary Resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of shares and applying such sum on their behalf in paying up in full unissued shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.	Power to capitalize profits and implementation of resolution to capitalize profits.

ACCOUNTS

134.	Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit. No member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.	Accounting records.

135.	In accordance with the provisions of the Act, the Directors shall cause to be prepared Presentation of and to be laid before the Company in General Meeting such profit and loss accounts, accounts, balance sheets, group accounts (if any) and reports as may	Presentation of accounts.

be necessary. The interval between the close of a financial year of the Company and the issue of accounts relating thereto shall not exceed four months.

136.	A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than fourteen days ● before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these presents; Provided that this Article shall not require a copy of these documents to be sent to more than one of any joint holders or to any person whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.	Copies of accounts.

AUDITORS

137.	Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.	Validity of acts of Auditor despite formal defects.

138.	An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.	Notices to Auditors.

NOTICES

139.	Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address appearing in the Register of Members or (as the case may be) the Depository Register, or (if he has no registered address within Singapore) to the address, if any, within Singapore supplied by him to the Company or (as the case may be) supplied by him to the Depository as his address for the service of notices, or by. delivering it to such address as aforesaid. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours after the time when the cover	Service of notice or document.

containing the same is posted and in proving such service or delivery, it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

140.	Any notice given to that one of the joint holders of a share whose name stands first in the Register of Members or (as the case may be) the Depository Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose, a joint holder having no registered address in Singapore and not having supplied an address within Singapore for the service of notices shall be disregarded.	Service of notice to joint holders.

141.	A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also to the Company or (as the case may be) the Depository an address within Singapore for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company shall have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member in the Register of Members or, where such member is a Depositor, entered against his name in the Depository Register as sole or first-named joint holder.	Service of notices after death, bankruptcy, etc.

142.	A member who (having no registered address within Singapore) has not supplied to the Company or (as the case may be) the Depository an address within Singapore for the service of notices shall not be entitled to receive notices from the Company.	No notice to member with no registered address in Singapore.

WINDING UP

143.	The Directors shall have power in the name and on behalf of the Company to present Voluntary winding a petition to the court for the Company to be wound up.	Voluntary winding up.

144.	(A) If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up capital, such assets shall be	Distribution of assets.

distributed so that as nearly as may be the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up at the commencement of the winding-up on the share held by them respectively. And if In a winding-up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding-up, the excess shall be distributed among the members in proportion of the capital, at the commencement of the winding-up, paid up or which ought to have been paid up on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions

(B) If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the Liquidator may, With the authority of a Special Resolution, divide ‘among the members in specie or in kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair’ upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.	Distribution of assets in specie.

INDEMNITY

145.	Subject to the provisions of and so far as may be permitted by the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court. Without prejudice to the	Indemnity of Directors and officers.

generality of the foregoing, no Director, Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, wilful default, breach of duty or breach of trust.

SECRECY

146.	No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors, it will be inexpedient in the interest of the members of the Company to communicate to the public save as may be authorised by law or required by the Stock Exchange.	Secrecy.